SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 6, 2003

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events

Pacific Gas and Electric Company Bankruptcy

A.        Updated Trial Schedule for Confirmation Hearings and Order Scheduling Pre-Settlement Conference

On February 27, 2003, the United States Bankruptcy Court for the Northern District of California (Bankruptcy Court) announced an updated trial schedule for the confirmation hearings of Pacific Gas and Electric Company’s (Utility) proposed plan of reorganization (Plan).  Under the new schedule, the Bankruptcy Court canceled all of the trial dates that previously were calendared in March 2003 and rescheduled the next trial date to occur on April 8, 2003.  The Bankruptcy Court stated that it is holding a number of additional dates through April 24, 2003, which also may be made available for trial.  During the interim period, parties will have an opportunity to conduct discovery regarding modifications to the Plan that the Utility filed on February 24, 2003.

On March 4, 2003, the Bankruptcy Court ordered the Utility, the California Public Utilities Commission (CPUC), and certain objecting parties to attend a pre-settlement conference meeting scheduled to occur on March 10, 2003.  The purpose of the meeting is to enable the volunteer settlement judge presiding at the meeting to assess whether the parties should proceed with a judicially supervised settlement conference at which the parties could explore the possibility of resolving differences between the Utility’s Plan and the alternative proposed plan of reorganization presented by the CPUC and the Official Committee of Unsecured Creditors, or OCC.

B.         Monthly Operating Report

On March 3, 2003, the Utility filed its monthly operating report for the month ended January 31, 2003, with the Bankruptcy Court. The Utility's monthly operating report includes an unaudited income statement for the month and an unaudited balance sheet dated as of the end of the month.  These unaudited financial statements are attached as Exhibit 99.1 to this report. Although not included in Exhibit 99.1, the monthly operating report also includes a statement of receipts and disbursements, as well as other information.  The preliminary financial statements were prepared using certain assumptions and estimates that are subject to revision.  Any adjustments for these estimates (based upon changes in facts and circumstances, further analysis, and other factors) will be reflected in the financial statements in the period during which such adjustments are made.  These adjustments could have a material impact on reported results in the future.

C.        Proposed Securities Offerings in Connection with the Utility’s Plan

The Utility’s Plan contemplates that the assets of the Utility’s electric transmission, natural gas transportation and storage, and electric generation businesses would be transferred to three new limited liability companies: ETrans, LLC, GTrans LLC, and Electric Generation LLC (Gen), or collectively the LLCs.   The Utility’s Plan provides that allowed claims would be satisfied by cash, long-term notes issued by the LLCs or a combination of cash and such notes.  Under the Utility’s Plan, each of ETrans, GTrans, and Gen would issue long-term notes to the reorganized Utility and the Utility would then transfer the notes to certain holders of allowed claims (Creditor Notes).  In addition, each of the reorganized Utility, ETrans, GTrans, and Gen would issue notes in registered public offerings (New Money Notes).  The LLCs would transfer the proceeds of the sale of the New Money Notes, less working capital reserves, to the Utility for payment of allowed claims.

On February 24, 2003, the Utility filed amendments to the Utility’s Plan with the Bankruptcy Court that, among other modifications, commit PG&E Corporation to contribute up to $700 million in cash to the Utility’s capital from the issuance of equity or from other available sources, to the extent necessary to satisfy the cash obligations of the Utility in respect of allowed claims and required deposits into escrow for disputed claims, or to obtain investment grade ratings for the debt to be issued by the reorganized Utility and the LLCs.

On March 5, 2003, PG&E Corporation entered into a commitment agreement, which was filed with the Bankruptcy Court, with Lehman Brothers, Inc. (Lehman) under which Lehman committed to purchase from PG&E Corporation $700 million of PG&E Corporation’s common stock. The amount Lehman is required to purchase will be reduced by the net proceeds of any offering of equity or equity-linked securities by PG&E Corporation.  PG&E Corporation is required to issue to Lehman a number of shares of common stock that equals the sum of (1) the amount of the purchase price Lehman is required to pay (i.e., up to $700 million minus the proceeds of any offering of equity or equity-linked securities) divided by the closing price of a share of PG&E Corporation common stock on the second trading day before the closing of the purchase, and (2) 100% of the number of shares so determined.  If the net proceeds of Lehman’s sale of such shares exceeds the amount Lehman paid for the shares including interest from the date of Lehman’s purchase to the date of Lehman’s sale (such amount is referred to as the adjusted purchase price), or if Lehman still owns shares after receiving the adjusted purchase price, Lehman is required to pay the excess proceeds and/or return such shares to PG&E Corporation.  If the net proceeds of the sale of such shares are less than the adjusted purchase price, PG&E Corporation is required to pay the difference to Lehman and Lehman’s commitment will terminate.

Lehman’s commitment will expire upon written notice by Lehman to PG&E Corporation that any one of the following events has occurred:

any change in the terms of the Utility’s Plan determined by Lehman to be materially adverse;

the failure to pay when due any of the fees required to be paid to Lehman;

the confirmation of a plan of reorganization other than the Utility’s Plan, the withdrawal of the Utility’s Plan, or the denial of confirmation of the Utility’s Plan;

the failure to comply with a condition, covenant, or agreement set forth in the commitment documentation;

the consummation of the Utility’s Plan without the purchase of the equity securities subject to the commitment; or

March 3, 2004.

Lehman’s commitment is subject to the satisfaction of a number of conditions precedent, including without limitation:

the Utility’s Plan shall have been confirmed by the Bankruptcy Court and shall have become effective following the resolution of any appeal in a manner satisfactory to Lehman;

PG&E Corporation’s equity market capitalization immediately before the closing date of the financing contemplated by the commitment is not less than $2.5 billion;

PG&E Corporation, on an unconsolidated basis, shall not have more than $500 million of debt;

the Creditor Notes and the New Money Notes, as well as the Utility and the LLCs themselves, shall have received investment grade credit ratings from both Moody’s Investors Service and Standard & Poor’s Rating Service as of the closing date of the financing contemplated by the commitment;

each of the reorganized Utility and the LLCs shall have issued the Creditor Notes and the New Money Notes, in accordance with the terms of the Utility’s Plan and, with respect to the New Money Notes, Lehman shall have acted as joint book-runner in the offerings thereof;

PG&E Corporation shall not be in default under any of its material agreements;

there shall not have occurred any event, development, or circumstance since the date of the latest annual financial statements that has caused or could reasonably be expected to cause a material adverse condition or material adverse change in or affecting the Utility’s Plan or the condition, results of operations, assets, liabilities, management, prospects, or value of PG&E Corporation and related entities (other than those related to PG&E National Energy Group, Inc. and its subsidiaries (NEG));

all governmental, regulatory, shareholder, and third-party approvals required to consummate the transactions contemplated by the Utility’s Plan shall have been obtained and be in full force and effect; and

PG&E Corporation shall have used its best efforts to offer and sell equity and equity-linked securities to raise at least $700 million.

       In addition, on March 5, 2003, Lehman delivered a letter to PG&E Corporation in which Lehman stated that based upon current market conditions and Lehman’s present understanding of the Utility’s Plan, it is highly confident, as of March 5, 2003, that it has the ability to sell or place the New Money Notes.  Lehman’s view as to its ability to sell or place the New Money Notes assumes the satisfaction of a number of conditions, including without limitation:

  the receipt of a confirmation order from the Bankruptcy Court for a plan of reorganization in substantially the same form as the Utility’s Plan;
  the receipt of all regulatory approvals required to consummate the Utility’s Plan;
  the receipt of ratings for the New Money Notes and the Creditor Notes of at least Baa3 from Moody's Investors Service and at least BBB- from Standard & Poor's Ratings Service;
  there shall not have occurred or become known to Lehman any material adverse change in the financial condition, results of operations, business, or prospects (including pro forma financial projections) of each of the reorganized Utility and the LLCs since February 24, 2003, or of PG&E Corporation and its subsidiaries (other than NEG) taken as a whole;
  PG&E Corporation, on an unconsolidated basis, shall have no more than $500 million of total debt; and
  PG&E Corporation shall have sold equity securities resulting in proceeds of up to $700 million to the extent that other identified sources of cash and the proceeds from the sale of New Money Notes and Creditor Notes are not sufficient to fully satisfy all claims.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

Exhibit 99.1 - Pacific Gas and Electric Company Income Statement for the month ended January 31, 2003 and Balance Sheet dated January 31, 2003

Exhibit 99.2 – Commitment Letter dated March 5, 2003 between PG&E Corporation and  Lehman Brothers, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: CHRISTOPHER P. JOHNS

CHRISTOPHER P. JOHNS Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
By: DINYAR B. MISTRY

DINYAR B. MISTRY Vice President and Controller

Dated:  March 6, 2003